Exhibit 99.1

Kopin Corporation Reports Fourth Quarter and Full Year 2019 Operating Results

  Q4 Revenues Increase 13%; Q4 Operating Expenses Decline 34%
  Unveils 2.6K 1.3” Diagonal and 20,000 Nit Green OLED Micro Displays At CES 2020

WESTBOROUGH, Mass.--(BUSINESS WIRE)--March 10, 2020--Kopin Corporation (NASDAQ: KOPN), a leading provider of innovative wearable computing technologies and solutions, today provided an update on its business initiatives and reported financial results for the fourth quarter and full year ended December 28, 2019.

“We ended the year on a solid note, with our military business again driving growth, along with continued strength from selected public safety customers,” said Dr. John C.C. Fan, CEO of Kopin Corporation. “Revenue from the F-35 Fighter jet and FWS-I programs were the largest component of our military business for both Q4 and for the full year. We also began shipping to fulfill our new FWS-I contract, and expect its sister program, the FWS-C, to reach production levels in late 2020. We look for these programs to continue expanding through the year while other programs finish development and move into production. Currently we have over 10 military programs in various stages of either production or advanced development. While some of these may not contribute significantly to product revenue for the next year or two, and we can’t be sure all will reach production after moving through development, this is by far the strongest military program portfolio in Kopin’s history, and we see additional opportunities ahead.

“Our public safety business continues to ramp, as companies increasingly realize that augmented reality (AR) offers significant benefits for first responders. The ability to use our technology in a helmet allows a firefighter, for example, to keep his hands free while critical information is displayed in front of him, increasing safety and efficiency. We look for these critical applications to expand in the coming years.”

Dr. Fan continued, “At CES in January we were pleased with the reception to our new 2.6K resolution 1.3” diagonal OLED micro-display which was developed with our partners Panasonic and Lakeside. We also debuted a super-bright monochrome green duo-stack OLED display. The green display emits 20,000 nits and boasts a wide dynamic range, making its use possible in environments ranging from bright sunlight to pitch black, yet with low power consumption. We believe there are numerous applications for this unique technology and are beginning to engage with potential customers.

“We have made excellent progress in reducing our cost structure. In the second half of the year, R&D and SG&A expenses declined by 39% and 17%, respectively, as compared to the first half of 2019, even as we commercialized products and continued development on projects such as our new OLED displays. We will continue working to refine our cost structure and believe our current cash and marketable securities position should be sufficient to fund our operations in 2020. As previously announced, Kopin received a notice from Nasdaq that the Company is not in compliance with Nasdaq's minimum bid price listing rules. While our shareholders have approved a reverse stock split, we expect to request an extension from Nasdaq to enable all options.”

Dr. Fan concluded, “The coronavirus or COVID-19, is affecting the delivery of some components we procure from China. Although it has not yet had a significant effect on our operations, we are working with our suppliers to establish alternative sources for these components as a contingency plan. As such we are currently forecasting an increase in military revenues in 2020 as compared to 2019 but this is expected to be partially offset by lower demand from our industrial customers.”

Fourth Quarter Financial Results

Total revenues for the fourth quarter ended December 28, 2019 were $8.7 million, compared with $7.7 million for the fourth quarter ended December 29, 2018, a 13% increase year over year.

Research and development (R&D) expenses for the fourth quarter of 2019 were $2.7 million compared to $3.9 million for the fourth quarter of 2018, a 31% decrease year over year.

Selling, general and administrative (SG&A) expenses were $4.5 million for the fourth quarter of 2019, compared to $6.2 million for the fourth quarter of 2018, a 27% decrease year over year. SG&A in the fourth quarter of 2019 included $0.2 million in non-cash stock-based compensation.

The net loss attributable to controlling interest for the fourth quarter of 2019 was $7.3 million, or $0.9 per share, compared with net loss of $10.0 million, or $0.14 per share, for the fourth quarter of 2018. The fourth quarter of 2019 included a net write-down of equity investments of $4.6 million. The fourth quarter of 2018 included a non-cash impairment charge to goodwill and a non-cash write-down of fixed assets of $3.9 million.

Full Year Results

Total revenue for the twelve months ended December 28, 2019 was $29.5 million, a 21% increase, compared to $24.5 million for 2018.

Research and development expenses for 2019 were $13.3 million, a 23% decrease compared with $17.4 million in 2018.

Selling, general and administrative expenses were $21.3 million in 2019, a 22% decrease compared with $27.2 million in 2018.

The net loss from controlling interest for the year ended December 28, 2019 was $29.5 million or $0.37 per share, versus a net loss of $34.5 million or $0.47 per share for 2018. The full year 2019 included a non-cash impairment charge to goodwill of $0.3 million and a net write-down of equity investments of $3.9 million. The full year 2018 included a non-cash impairment charge to goodwill and a non-cash write-down of fixed assets of $3.9 million and a non-cash gain of $2.8 million from the mark to market of a warrant we received from a company that licensed intellectual property from us.

Kopin’s cash and equivalents and marketable securities were approximately $21.8 million at December 28, 2019 as compared to $37.2 million at December 29, 2018, with no long-term debt.

During 2019 Kopin had 27 new patents granted and filed for five new applications. Kopin has over 200 patents and patents pending, almost all of which are related to wearable applications.

All amounts above are estimates and readers should refer to our Form 10-K for the year ended December 28, 2019, for final disposition as well as important risk factors.

Conference Call

Kopin will host a conference call this morning at 8:30am ET. To participate, please dial 800-263-0877 (U.S. and Canada) or 323-794-2094 (International). The call will also be available as a live and archived audio webcast on the Investor Relations section of Kopin’s website at www.kopin.com.

About Kopin

Kopin Corporation is a leading developer and provider of innovative wearable technologies and critical components for integration into wearable computing systems for military, industrial and consumer products. Kopin's technology portfolio includes ultra-small displays, optics, speech enhancement technology, and low-power ASICs. For more information, please visit Kopin's website at www.kopin.com.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “believes,” “can,” “will,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. These forward-looking statements may include statements with respect to: our expectation that the FWS-C will reach production levels in late 2020; our expectation that the FWS-I and FWS-CS programs will continue to grow and our other additional programs will finish development this year and go into production; our expectations for our 10 military programs in various stages of production or develop being able to contribute to revenue in the future; our belief that there are numerous applications for our unique OLED technology; our expectation that we will have an increase in military revenues in 2020 as compared to 2019 and that such increase will be partially offset by expected lower demand from our industrial customers; our belief that our current cash and marketable securities position is sufficient to fund our operations in 2020; and our ability to regain compliance with the Nasdaq’s listing standards and the possibility of requesting an extension from the Nasdaq to delay our delisting. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in Part I, Item 1A. Risk Factors; Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, or as updated from time to time in the Company’s Securities and Exchange Commission filings.

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended		Twelve Months Ended

	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenues by Category (in millions)
Military	$3.5	$3.3	$8.7	$8.7
Industrial	2.5	1.8	9.7	6.1
Consumer	0.3	0.9	1.8	4.1
Other	-	-	-	0.3
Research and Development	2.4	1.3	5.0	5.3
License and Royalties	-	0.4	4.3	-
Total	$8.7	$7.7	$29.5	$24.5

Stock-Based Compensation Expense
Cost of product revenues	$20,000	$100,000	$103,000	$419,000
Research and development	34,000	98,000	296,000	725,000
Selling, general and administrative	198,000	715,000	1,659,000	3,647,000
	$252,000	$913,000	$2,058,000	$4,791,000

Other Financial Information
Depreciation and amortization	$195,000	$270,000	$792,000	$1,959,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenues:
Net product revenues	$6,279,568	$6,050,608	$20,283,888	$19,211,115
Research and development and other revenues	2,446,850	1,690,549	9,234,921	5,253,890
	8,726,418	7,741,157	29,518,809	24,465,005
Expenses:
Cost of product revenues	5,092,003	4,611,700	20,901,538	15,831,441
Research and development	2,662,637	3,868,228	13,349,130	17,445,303
Selling, general and administrative	4,527,967	6,199,800	21,316,459	27,210,849
Impairment on assets and goodwill	-	3,944,135	331,344	3,944,139
	12,282,607	18,623,863	55,898,471	64,431,732

Loss from operations	(3,556,189)	(10,882,706)	(26,379,662)	(39,966,727)

Other (expense) income, net	(3,725,732)	1,071,973	(2,886,560)	5,514,235

Loss before provision for income taxes and net loss	(7,281,921)	(9,810,733)	(29,266,222)	(34,452,492)
(income) from noncontrolling interest

Provision for income taxes	(30,000)	(145,000)	(108,000)	(30,000)

Net loss	(7,311,921)	(9,955,733)	(29,374,222)	(34,482,492)

Net loss (income) attributable to noncontrolling interest	22,448	(9,189)	(132,030)	(51,050)

Net loss attributable to the controlling interest	$(7,289,473)	$(9,964,922)	$(29,506,252)	$(34,533,542)

Net loss per share:
Basic and diluted	$(0.09)	$(0.14)	$(0.37)	$(0.47)

Weighted average number of common shares outstanding:
Basic and diluted	82,155,473	73,316,656	80,282,126	73,156,545

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	December 28, 2019	December 29, 2018
ASSETS
Current assets:
Cash and marketable securities	$21,782,244	$37,244,363
Accounts receivable, net	6,023,250	3,088,360
Contract assets and unbilled receivables	921,082	3,089,663
Inventory	3,768,696	4,797,238
Prepaid and other current assets	1,269,369	1,184,401

Total current assets	33,764,641	49,404,025

Land, equipment and improvements, net	1,473,341	2,598,842
Operating lease right of use assets	2,753,963	-
Goodwill and intangible assets	-	331,344
Equity investment	4,537,159	5,853,525
Other assets	517,411	1,361,375

Total assets	$43,046,515	$59,549,111

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,998,234	$3,921,878
Accrued expenses	4,947,990	5,510,553
Operating lease liabilities	1,041,695	-
Deferred income taxes	525,000	546,000
Contract liabilities and billings in excess of revenue earned	796,794	388,933

Total current liabilities	11,309,713	10,367,364

Other long term liabilities	1,353,600	1,468,925
Operating lease liabilities, net of current portion	1,791,590	-

Total Kopin Corporation stockholders' equity	28,608,635	47,861,915
Noncontrolling interest	(17,023)	(149,093)
Total stockholders' equity	28,591,612	47,712,822
Total liabilities and stockholders' equity	$43,046,515	$59,549,111

Contacts

Kopin Corporation
Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com
or
Market Street Partners
Joann Horne, 415-445-3233
JHorne@marketstreetpartners.com